Exhibit 99.1

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.  This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated:  May 20, 2011

/s/ Rob Raymond

ROBERT J. RAYMOND

RR ADVISORS, LLC

By:	/s/ Rob Raymond
Robert J. Raymond
Sole Member

RCH ENERGY SSI GP, L.P.

By:	RR Advisors, LLC, its general partner

	By:	/s/ Rob Raymond
Robert J. Raymond
Sole Member

RCH ENERGY SSI FUND, L.P.

By:	RCH Energy SSI GP, L.P., its general partner

	By:	RR Advisors, LLC, its general partner

	By:	/s/ Rob Raymond
Robert J. Raymond
Sole Member

RCH ENERGY OPPORTUNITY FUND II GP, L.P.

By:	RR Advisors, LLC, its general partner

	By:	/s/ Rob Raymond
Robert J. Raymond
Sole Member

RCH ENERGY OPPORTUNITY FUND II, L.P.

By:	RCH Energy Opportunity Fund II GP, L.P., its general partner

	By:	RR Advisors, LLC, its general partner

	By:	/s/ Rob Raymond
Robert J. Raymond
Sole Member

RCH ENERGY OPPORTUNITY FUND III GP, L.P.

By:	RR Advisors, LLC, its general partner

	By:	/s/ Rob Raymond
Robert J. Raymond
Sole Member

RCH ENERGY OPPORTUNITY FUND III, L.P.

By:	RCH Energy Opportunity Fund III GP, L.P., its general partner

	By:	RR Advisors, LLC, its general partner

	By:	/s/ Rob Raymond
Robert J. Raymond
Sole Member